UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2007

Apollo Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, Arizona		85040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 966-5394

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 2, 2007, Hedy F. Govenar and John M. Blair advised Apollo Group, Inc. (the "Company") of their intention to resign for personal reasons as members of the Company’s Board of Directors effective immediately after the Company files its Annual Report on Form 10-K for the fiscal year ended August 31, 2006 and its other delinquent reports. After such reports are filed, Ms. Govenar and Mr. Blair will serve on the Board of Directors of the University of Phoenix, Inc. and Western International University, Inc., respectively, both wholly-owned subsidiaries of the Company. Neither Ms. Govenar nor Mr. Blair has advised the Company of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Govenar has been a director of the Company since 1997, and Mr. Blair has been a director of the Company since 2000.

A copy of the press release announcing the resignations of Ms. Govenar and Mr. Blair, dated May 4, 2007, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit
Number Description

99.1 Press Release issued by Apollo Group, Inc., dated May 4, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

May 4, 2007	By:	/s/ Joseph L. D'Amico

Name: Joseph L. D'Amico
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Apollo Group, Inc., dated May 4, 2007.